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                             Jobson Optical Group
                          100 Avenue of the Americas
                        New York, New York 10013-1678

November 11, 1997


VIA TELECOPY AND FEDERAL EXPRESS
--------------------------------
Ms. Kathy Cullen
V.P. Finance
U.S. Vision, Inc.
1 Harmon Drive
Blackwood, New Jersey 08012


    Re: Consent

Dear Kathy:

      This letter is to confirm our understanding regarding the consent of Jobson Optical Group, Inc. ("Jobson") to the Company's references to information contained in Jobson's report on the U.S. retail optical sales industry (the "Jobson Report") and in Jobson's U.S. Optical Industry Handbook (the "Jobson Handbook") throughout the Company's Prospectus which is part of SEC Registration Statement No. 333-35819 ("Registration Statement"). Accordingly, Jobson hereby consents to each reference to the Jobson Report and the Jobson Handbook made in the Registration Statement, as now or further amended, and as listed below. (All page numbers set forth below are to the Prospectus pagination in Amendment No. 1 to the Registration Statement.)

      (1) the reference on page 3 of the Prospectus Summary in the section entitled "The Company";

      (2) the reference on page 4 of the Prospectus Summary in the section entitled "The Company";

      (3) the reference on page 5 of the Prospectus Summary in the subsection of the "Growth Strategy" section entitled "Evaluate Acquisition Opportunities";

      (4) the reference on page 22 of the Registration Statement in the "General" subsection of the "Business" section;

      (5) the reference on page 22 of the Registration Statement in the "Industry" subsection of the "Business" section;

      (6) the reference on page 23 of the Registration Statement under the heading "Aging of U.S. Population" in the "Industry" subsection of the "Business" section;

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Ms. Kathy Cullen
November 11, 1997
Page 2


      (7) the reference on page 23 of the Registration Statement under the heading "Increase in Penetration of Managed Vision Care" in the "Industry" subsection of the "Business" section;

      (8) the reference on page 23 of the Registration Statement under the heading "Continuing Advancements in Product Technology" in the "Industry" subsection of the "Business" section;

      (9) the reference on page 24 of the Registration Statement in the "Competitive Positioning" subsection of the "Business" section; and

      (10) the reference on page 25 of the Registration Statement in the "Growth Strategy" subsection of the "Business" section.

      Please feel free to call me if I may be of further assistance. We consent to the filing of this consent with the Registration Statement.


                                          Sincerely yours,


                                          /s/ Marge Axelrad
                                          ------------------------------
                                          Marge Axelrad, VP/Editorial Director
                                          Jobson Optical Group